Exhibit 15.18 - Charter of the Audit Committee

CHARTER OF THE AUDIT COMMITTEE

Purpose

The Audit Committee (the “Committee”) of Avalon Rare Metals Inc. (the “Company”) is a standing committee of the Company, established by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities to the Company. In so doing, the Committee provides an avenue of communication among the independent auditors of the Company (the “Auditors”), management, and the Board. The Committee’s primary duties and responsibilities are to gain reasonable assurance of the following:

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that the Company complies with the applicable laws, regulations, rules, policies and other requirements of governments, regulatory agencies and stock exchanges relating to financial reporting and disclosure (“Applicable Law”);

•	that management of the Company has assessed areas of potential significant financial risk to the Company and taken appropriate measures;

•	the independence, and satisfactory performance of the Auditors in accordance with the engagement between the Company and the Auditors;

•	that the accounting principles, significant judgments and disclosures that underlie or are incorporated in the Company’s financial statements are the most appropriate in the prevailing circumstances;

•	that the Company’s quarterly and annual financial statements present fairly the Company’s financial position and performance in accordance with generally accepted accounting principles; and

•	that appropriate information concerning the financial position and performance of the Company is disseminated to the public in a timely manner.

Composition

The Committee shall be comprised of three or more directors of the Company (“Directors”), selected by the Board from time to time, each of whom must be independent1. All members of the Committee shall be financially literate2. The Committee members shall be appointed by the Board and serve until their successors are appointed.

Committee Chair

Annually, the Board, upon receiving the recommendation of the Committee, will appoint the Chair of the Committee (the “Chair”), selected from among the members of the Committee. The incumbent Chair will continue in office until a successor is appointed.

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1 A Committee member is considered an independent director if he or she has no direct or indirect material relationship with the Company which could, in the view of the Board, be reasonably expected to interfere with the exercise of such individual’s independent judgment as more particularly set out in National Instrument 52-110 - Audit Committees (“NI 52-110”). Determination as to whether a particular Director satisfies the requirements for membership in the Committee shall be made by the Board.
2 An individual is financially literate if he/she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements as set out in NI 52-110.

Reliance on Experts

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and set and pay the compensation for any advisors engaged by it. In so doing, each member of the Committee shall rely in good faith upon:

(a)

any financial statements or a written report of the Company presented by an officer or the Auditors to present fairly the financial position of the Company in accordance with generally accepted accounting principles and similar standards of financial reporting, presentation and disclosures; and

(b)	any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

For the purpose of performing their duties, the members of the Committee, individually or collectively, shall have the right to inspect all books, records and accounts and any other matters relating to the operational and financial matters of the Company, directly communicate with or interview any officer, executive director, the Auditors, internal financial management of the Company, and/or Company counsel.

Remuneration of Committee Members

No member of the Committee may earn fees from the Company (or any of its subsidiaries) other than directors’ fees (which fees may include cash, options or other consideration ordinarily available to directors). For greater certainty, no member of the Committee shall accept any consulting, advisory or other compensatory fee from the Company.

Meetings & Operating Procedures

•	The Committee shall meet at least four times annually, or more frequently as circumstances dictate;

•	A quorum shall be a majority of the members;

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Meetings of the Committee shall take place in person or by telephone and shall be called by the Chair. Meetings may also be called by any other member of the Committee, or by the chair of the Board, the Chief Executive Officer, or the Chief Financial Officer of the Company or by the Auditors. Unless otherwise specified by the Chair, the Secretary or the Assistant Secretary of the Company shall act as secretary of the Committee and shall provide the chair of the Board and each member of the Committee with notice of the meetings of the Committee and each shall be entitled to attend such meetings. The Chair or the Committee may require any officer or employee of the Company (or any subsidiary thereof) to attend a Committee meeting and, further, may invite any such other individuals to attend a Committee meeting as deemed appropriate or advisable;

•	In the absence of the Chair of the Committee, the members shall appoint an acting Chair and a Secretary;

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A copy of the minutes of each meeting of the Committee shall be provided to each member of the Committee in a timely fashion and made available to the Chair of the Board and each Director of the Company;

•	The Chair (or other appropriate person) shall prepare and/or approve an agenda in advance of each meeting;

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Periodically, the Committee, in consultation with management and the Auditors, shall develop and participate in a process for review of matters affecting the Committee’s mandate outlined throughout this Charter, especially where the issues may have the potential to impact the Company’s financial statements, reports, systems of internal control, policies and disclosures;

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From time to time, the Committee shall communicate its expectations to management and the Auditors with respect to the nature, timing and extent of its information needs. The Committee expects that written materials will be received from management and the Auditors in advance of meeting dates; and

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Annually, the Committee shall review, discuss and assess its collective performance and that of its members and report the outcome to the Board. In addition, the Committee shall periodically review its role and responsibilities.

Responsibilities and Duties

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Review the Company’s annual audited financial statements and quarterly unaudited financial statements and the accompanying Management Discussion and Analysis prior to filing or distribution, and report its findings for approval to the Board. Review should include discussion with management, and where appropriate, the Auditors in respect of significant issues regarding accounting principles, practices and judgments;

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Review news releases and reports to be issued by the Company with respect to the Company’s annual and quarterly financial statements and, if appropriate, recommend approval of same to the Board prior to distribution.

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Confirm that adequate internal control procedures and resources are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and periodically assess the adequacy of those procedures;

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In consultation with management and the Auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the Auditors together with management’s responses and follow-up to their satisfactory conclusion;

•	Review with management and the Auditors the management certifications of the financial statements as required on a quarterly and annual basis;

•	Review of related party transactions;

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Review with management and the Auditors the appropriateness of the Company’s accounting policies, disclosures, reserves, key estimates and judgments, including changes or alternatives thereto and to obtain reasonable assurance that they are in compliance with GAAP, and report thereon to the Board;

•	Review the following with management with the objective of obtaining reasonable assurance that financial risk is being effectively managed and controlled:

i)	management’s tolerance for financial risks;

ii)	management’s assessment of significant financial risks facing the Company; and

iii)	the Company’s policies, plans, processes and any proposed changes to those policies for controlling significant financial risks;

•	Review all proposed activities with related parties and any material transaction in which an Avalon employee or director has a conflict of interest, or potential conflict of interest;

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Annually, review any legal or regulatory matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with Applicable Law, and inquiries received from regulators or governmental agencies. Management shall provide the Committee with copies of correspondence between the Company, the Auditor, the Company’s counsel, stock exchanges, securities commissions and any other stakeholder relating to any issues respecting the Company’s financial statements and/or disclosures;

•	Annually, review and assess the Company’s Investment and Liquidity Policy, and recommend any changes to the Board;

•	Annually, review and reassess the adequacy of this Charter, submit any changes to the Board for approval and ensure that it is in compliance with Applicable Law.

Relationship with the Auditors

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The Auditors will be accountable and report directly to the Committee. The Committee shall review the independence and performance of the Auditors and annually recommend to the Board the appointment and compensation of the Auditors or discharge of Auditors, when circumstances warrant, and for the Board to submit same to shareholders for ratification;

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The Committee will oversee the work of the Auditors engaged to prepare or issue an audit report or perform other audit, review or attest services for the Company, including the resolution of disagreements between management and the Auditors;

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The Committee must pre-approve all non-audit services to be provided to the Company or its subsidiary entities by the Company's external auditor. The Audit Committee has delegated to the Chair of the committee the authority to pre-approve non-audit services up to an amount of $5,000, with such pre-approved services presented to the Audit Committee at the next scheduled Audit Committee meeting following such pre-approval.

De minimis non-audit services satisfy the pre-approval requirement provided:

i)

the aggregate amount of all these non-audit services that were not pre-approved is reasonably expected to constitute no more than five percent of the total amount of fees paid by the Company and its subsidiaries to the external auditors during the fiscal year in which the services are provided;

ii)	the Company or subsidiaries, as the case may be, did not recognize the services as non-audit services at the time of the engagement; and

iii)

the services are promptly brought to the attention of the Audit Committee and approved, prior to the completion of the audit, by the Audit Committee or by the Chair of the Audit Committee, who has been granted authority to pre-approve non-audit engagements.

•	On an annual basis, the Committee shall review and discuss with the Auditors all significant relationships they have with the Company that could impair the Auditors’ independence;

•	Review the Auditors’ audit plan, discuss scope, staffing, locations, reliance upon management and internal audit, if any, and general audit approach;

•	Prior to releasing the annual audited financial statements, discuss the results of the audit with the Auditors, as well as any matters required to be communicated to the committee by the Auditors;

•	Consider the Auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	Review the results of independent audits and any change in accounting practices or policies and their impact on the financial statements;

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Where there are unsettled issues raised by Auditors that do not have a material effect on the annual audited financial statements, require that there be a written response identifying a course of action that would lead to their resolution.

Other

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Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

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Ensure that the Company’s annual information form (“AIF”) and management information circulars (and any other relevant disclosure documentation) contains the prescribed disclosure regarding the Committee;

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The policies and procedures of the Committee should remain flexible in order to enable it to react to changes in circumstances and conditions so as to ensure that the corporate accounting reporting practices of the Company are in accordance with Applicable Law and current best practices. The purpose and procedures outlined in this Charter are meant to serve as guidelines rather than inflexible rules and the Committee is encouraged to adopt such additional procedure and standards as it deems necessary from time to time to fulfill its responsibilities.

Limitations on Committee’s Duties

In contributing to the Committee’s discharging of its duties under this Charter, each member of the Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended, or may be construed, to impose on any member of the Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which all Board members are subject. Further, while the Committee has the responsibilities and powers set forth in this Charter, the Committee’s mandate and function is one of oversight. It is not the duty of the Committee to plan or conduct internal or external audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such functions are the responsibility of management of the Company and/or the Auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, amongst the management of the Company and the Auditors or to ensure compliance with Applicable Law and regulations. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which he or she receives information (ii) the accuracy of the financial and other information provided by such persons or organizations (absent actual knowledge to the contrary, which shall be promptly reported to the Board) and (iii) representations made by management as to all audit and non-audit relationships with and/or services provided by the Auditors.

The Chair of the Audit Committee

Specific duties of the Chair include:

•	leading the Committee in discharging all duties set out in the Audit Committee Charter, exercising the authority delegated by the Board;

•	managing the affairs of the Committee to ensure that the Committee is organized properly and functions effectively;

•	presiding at, and together with the members of the Committee, management, external auditors and advisors, as appropriate, call, schedule and prepare the agenda for each meeting of the Committee;

•	hold in-camera sessions between the Committee and the Auditors, whenever appropriate;

•	coordinating with the CFO, Corporate Secretary, management and the external auditors to ensure that:

i)	minutes are prepared accurately and distributed on timely basis;

ii)	briefing materials are delivered to members sufficiently in advance of Committee meetings to allow a thorough review by the members;

iii)	matters are properly presented for the members’ consideration at meetings; and

iv)

the members have adequate opportunity to question management, employees and the Auditors regarding financial results, internal controls, the collection of financial information and all other matters of importance to the Committee;

•	ensuring that the Committee, following each meeting:

i)	reports to the Board regarding its activities, findings and recommendations; and

ii)	makes Committee information available to any director upon request.

Approved by the Board of Directors on April 9, 2014